Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2018, with respect to the financial statements and supplemental information included in the Annual Report of Domino’s Pizza 401(k) Savings Plan on Form 11-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statements of Domino’s Pizza Inc. on Forms S-8 (File No. 333-121830 and No. 333-161971).

/s/ GRANT THORNTON LLP

Southfield, Michigan

June 22, 2018